UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 14, 2006

THE WASHTENAW GROUP, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-31795	20-0126218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer ID Number)

3767 Ranchero Drive, Ann Arbor, Michigan  48108

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (734) 662-9733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

(d)           On January 11, 2006, The Washtenaw Group, Inc. (the “Company”) filed a current report on Form 8-K reporting that it had voluntarily filed with the Securities and Exchange Commission (the “SEC”) an application to delist its common stock from the American Stock Exchange (the “Amex”). The Company is filing this current report on Form 8-K to report that on February 14, 2006 the SEC granted its application to delist the Company’s common stock from the Amex effective at the opening of business on February 15, 2006.  Accordingly, the Company’s common stock will no longer trade on the Amex. In accordance with the Company’s plans as stated in its January 11, 2006 current report on Form 8-K, the Company will file a Form 15 with the SEC to terminate the registration of its common stock with the SEC and immediately suspend the Company’s filing of current and periodic reports with the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washtenaw Group, Inc.

Dated: February 20, 2006	/s/ Howard M. Nathan
Howard M. Nathan
Vice President and Chief Financial Officer